Exhibit 99.28(q)(7)

POWER OF ATTORNEY

Each of the undersigned, being a Trustee and/or officer of Pear Tree Funds (the “Trust”), hereby constitute and appoint Willard L. Umphrey, Leon Okurowski, Deborah Kessinger, Thomas Buckley, and each of them acting singly, to be his/her true, sufficient and lawful attorneys, with full power to each of said attorneys and each of said attorneys acting singly, to sign for him/her, in his/her name and the capacities indicated below, (a) any Registration Statement of the Trust on Form N-1A, Form N-14, or any other applicable registration form under the Investment Company Act of 1940, as amended (the “1940 Act”), and/or under the Securities Act of 1933, as amended (the “1933 Act”), and any and all amendments thereto filed by the Trust, (b) any application, notice or other filings of the Trust with the U.S. Securities and Exchange Commission, and (c) any and all other documents and papers relating thereto, and generally to do all such things in his/her name and on behalf of him/her in the capacities indicated to enable the Trust to comply with the 1940 Act and the 1933 Act, and the rules adopted thereunder, hereby ratifying and confirming his/her signature as it may be signed by said attorneys or each of them to any and all Registration Statements and amendments to said Registration Statement.

IN WITNESS WHEREOF, each of the undersigned has hereunder set his hand on this 31st day of October 2022.

/s/ Robert M. Armstrong	/s/ Clinton S. Marshall
Robert M. Armstrong	Clinton S. Marshall

/s/ John M. Bulbrook	/s/ Leon Okurowski
John M. Bulbrook	Leon Okurowski

/s/ Willard L. Umphrey	/s/ Deborah A. Kessinger
Willard L. Umphrey	Deborah A. Kessinger

/s/ William H. Dunlap	/s/ Diane Hunt
William H. Dunlap	Diane Hunt